UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2016

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective January 28, 2016, the Board of Directors of Cognizant Technology Solutions Corporation (the "Company") amended and restated the Company's by-laws (the "Amended and Restated By-Laws") to implement a by-law providing for proxy access. Article I, Section 10 of the Amended and Restated By-Laws permits a stockholder, or a group of stockholders, owning 3% or more of the Company's outstanding Class A common stock continuously for at least three years to nominate and include in the Company's proxy materials directors constituting up to 25% of the board or two individuals, whichever is greater, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article I, Section 10 of the Amended and Restated By-Laws.
The Amended and Restated By-Laws also contain other conforming changes and non-substantive technical changes in Article I.
The foregoing description of the amendments to the Company’s by-laws does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated By-Laws. The Amended and Restated By-Laws, along with a copy marked to show changes from the prior by-laws, are filed as Exhibits 3.2 and 3.3, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.2	Amended and Restated By-Laws of the Company, effective January 28, 2016
3.3	Amended and Restated By-Laws, marked to show amendments, effective January 28, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Executive Vice President, Chief Legal and Corporate Affairs Officer

Date: February 1, 2016

INDEX TO EXHIBITS

Exhibit No.	Description
3.2	Amended and Restated By-Laws of the Company, effective January 28, 2016
3.3	Amended and Restated By-Laws, marked to show amendments, effective January 28, 2016